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                                                                     EXHIBIT 5.1

                               Baker Botts L.L.P.
                                2001 Ross Avenue
                               Dallas, Texas 75201


                                 March 4, 2004











Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478

Ladies and Gentlemen:


                  As set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Noble Corporation, a Cayman Islands exempted company limited by shares ("Noble"), Noble Holding (U.S.) Corporation, a Delaware corporation ("US Holdco"), Noble Drilling Corporation, a Delaware corporation ("Noble Delaware"), Noble Drilling Holding Limited, a Cayman Islands exempted company limited by shares ("Cayman Holdco"), and Noble Drilling Holding LLC, a Delaware limited liability company ("NDHLLC"), under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by Noble, US Holdco, Noble Delaware, Cayman Holdco and NDHLLC from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (a) unsecured senior debt securities of Noble, Noble Delaware and NDHLLC (the "Senior Debt Securities"); (b) unsecured subordinated debt securities of Noble, Noble Delaware and NDHLLC (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (c) guarantees of Debt Securities by Noble, US Holdco and Cayman Holdco ("Debt Guarantees"); and (d) depositary shares representing preferred shares of Noble ("Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"). The Debt Securities, Debt Guarantees and Depositary Receipts are collectively referred to herein as the "Securities." Noble, US Holdco, Noble Delaware, Cayman Holdco and NDHLLC are collectively referred to herein as the "Noble Parties." The opinions set forth herein relate only to the Securities. Maples and Calder, Cayman Islands counsel to the Company, has delivered its opinion relating to the ordinary shares, preferred shares, including shares represented by the Depositary Shares, and warrants to be delivered under the Registration Statement, as well as certain other matters under Cayman Islands law relating to the Noble Parties and the securities registered under the Registration Statement. The opinion of Maples and Calder is filed as Exhibit 5.2 to the Registration Statement.


                  Each series of Debt Securities and any related Debt Guarantees may be issued (1) in the case of Debt Securities to be issued by Noble, pursuant to an indenture to be entered into
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between Noble, as issuer, and JPMorgan Chase Bank, as trustee, (2) in the case of Senior Debt Securities to be issued by Noble Delaware, pursuant to the Indenture, dated March 1, 1999, between Noble Delaware, as issuer, and JPMorgan Chase Bank (formerly Chase Bank of Texas, National Association), as trustee,
(3) in the case of Subordinated Debt Securities to be issued by Noble Delaware, pursuant to an indenture to be entered into between Noble Delaware, as issuer, and JPMorgan Chase Bank, as trustee, and (4) in the case of Debt Securities to be issued by NDHLLC, pursuant to an indenture to be entered into between NDHLLC, as issuer, and JPMorgan Chase Bank, as trustee (each an "Indenture," and collectively, the "Indentures"), as each such Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers' certificate or other writing thereunder establishing the form and terms of such series and the related Debt Guarantees.

                  In our capacity as your counsel in the connection referred to above, we have examined US Holdco's Certificate of Incorporation and Bylaws, Noble Delaware's Restated Certificate of Incorporation and Bylaws and NDHLLC's Certificate of Formation and Limited Liability Company Agreement, each as amended to date, the forms of Indentures for the applicable Noble Parties, as applicable (each as filed as an exhibit to the Registration Statement), and originals, or copies certified or otherwise identified, of corporate records of US Holdco, Noble Delaware and NDHLLC (the "US Noble Parties"), including minute books of the US Noble Parties as furnished to us by the US Noble Parties, certificates of public officials and of representatives of the US Noble Parties, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In connection with this opinion, we have assumed that:

                  (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

                  (b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

                  (c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

                  (d) the Board of Directors (or, in the case of NDHLLC, the Managers) of the applicable Noble Party, or, to the extent permitted by law of the applicable Noble Party's jurisdiction of organization and the certificate of incorporation, articles of association, bylaws, memorandum of association or other organizational documents, as the case may be, of the applicable Noble Party, a duly constituted and acting committee thereof (such Board of Directors (or Managers) or committee being hereinafter referred to as the "Board") will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

                  (e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered



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         by the applicable Noble Party or Parties and the other parties thereto
         (the "Underwriting Agreement");

                  (f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;


                  (g) all Securities, and any certificates or Depositary Receipts in respect thereof, will be delivered in accordance with either (a) the provisions of the applicable Underwriting Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;


                  (h) in the case of Debt Securities of any series issuable under an Indenture:

                  - if Debt Securities are going to be issued by Noble or NDHLLC or if Subordinated Debt Securities are going to be issued by Noble Delaware, an indenture substantially in the form of the applicable Indenture will have been duly executed and delivered by the Noble Party issuing such Debt Securities and the trustee thereunder;

                  - in accordance with the terms of the Indenture under which such Debt Securities will be issued, the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities and such Debt Securities will not include any provision that is unenforceable;

                  - if such Debt Securities are to be issued with Debt Guarantees, all necessary corporate action to approve and establish such Debt Guarantees will have been taken by the Noble Party issuing such Debt Guarantees and the supplemental indenture or other instrument establishing such Debt Guarantees will have been duly executed and delivered by the applicable Noble Parties and any other person who is a party to such supplemental indenture or instrument, and such Debt Guarantees will not contain any provision that is unenforceable;

                  - the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  - forms of Debt Securities, including, if applicable, the related Debt Guarantees, complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities and, if applicable, the related Debt Guarantees, will have been duly executed,



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                           authenticated, issued and delivered in accordance
                           with the provisions of such Indenture; and


                  (i) in the case of Depositary Shares and the related Depositary Receipts, the Board of Noble will have taken all necessary corporate action to establish the terms of the Depositary Shares; with respect to the preferred shares of Noble underlying such Depositary Shares (the "Preferred Shares"), all necessary actions to approve, designate, establish the terms and authorize the issuance of the series of Preferred Shares will have been taken and such terms will not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over Noble; a depositary agreement (the "Depositary Agreement") relating to the Depositary Shares and the related Depositary Receipts will have been duly and properly authorized and validly executed and delivered by Noble and a bank or trust company to be selected by Noble as depositary (the "Depositary"), and such Depositary Agreement and such Depositary Receipts will not include any provision that is unenforceable; the Preferred Shares underlying such Depositary Shares will have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and deposited with the Depositary under the applicable Depositary Agreement; and the Depositary Receipts will have been duly executed, countersigned, registered and delivered against the deposit of such Preferred Shares in accordance with the appropriate Depositary Agreement;


                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Debt Securities of Noble, Noble Delaware and NDHLLC included in the Securities will, when issued, constitute legal, valid and binding obligations of Noble, Noble Delaware or NDHLLC, as applicable, enforceable against Noble, Noble Delaware or NDHLLC, as applicable, in accordance with their respective terms, except as that enforcement is subject to
(a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

                  2. Each Debt Guarantee of Noble, US Holdco and Cayman Holdco relating to any Debt Securities included in the Securities will, when issued, constitute a legal, valid and binding obligation of Noble, US Holdco or Cayman Holdco, as applicable, enforceable against Noble, US Holdco or Cayman Holdco, as applicable, in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).


                  3. The Depositary Agreement will constitute a legal, valid and binding agreement of Noble, enforceable in accordance with its terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally and (b)





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general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).


                  4. The Depositary Shares will represent valid interests in the Preferred Shares so deposited and shall entitle the holders thereof to the rights specified in the Depositary Receipts evidencing the Depositary Shares and in the applicable Depositary Agreement.



                  The opinions set forth above are limited in all respects to matters of the law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and applicable United States federal law. We have relied as to matters of Cayman Islands law upon the opinion of Maples and Calder filed as Exhibit 5.2 to the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                   Very truly yours,



                                                   /s/ Baker Botts L.L.P.
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